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                                                          Exhibit No. 23

                                    ARTHUR
                                   ANDERSEN


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference of our report, dated March 12, 1997, incorporated by reference in Filene's Basement Corp.'s Annual Report on Form 10-K for the year ended February 1, 1997 into the Company's previously filed Registration Statements on Form S-8 (File No. 33-40667), Form S-8 (File No. 33-40668), and Form S-8 (File No. 33-40669).

/s/ Arthur Andersen LLP

ARTHUR ANDERSEN LLP

Boston, Massachusetts
April 30, 1997